UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2025

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Ayer Road, Suite 4, Harvard, Massachusetts

(Address of principal executive offices)

01451

(Zip Code)

978-648-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2025, AquaBounty Technologies, Inc. (“AQB”), a Delaware corporation (the “Company”), and Kelly Cove Salmon Ltd. (“KCS”), a New Brunswick corporation (the “Purchaser”), entered into a Share Purchase Agreement (the “SPA”), pursuant to which KCS will acquire all of the issued outstanding shares in the capital of Aqua Bounty Canada, Inc. (the “Subsidiary”), a Newfoundland and Labrador corporation, for a purchase price of C$3,022,559 (the “Purchase Price”), less the aggregate amount of all liabilities of the Subsidiary under an outstanding loan with KCS calculated as of the closing date, plus the aggregate amount of accrued and unpaid license fees due to the Subsidiary calculated as of the closing date. Net of these adjustments, the closing purchase price is C$1,585,205.

The SPA contains customary representations, warranties, covenants and indemnification provisions. The SPA also includes a transfer to KCS of all of AQB’s Corporate registered intellectual property. AQB will have a royalty free license to use the transferred trademarks for ongoing needs. The SPA also includes the assumption of C$4,643,109 in outstanding loans of the Subsidiary by KCS. AQB retained Berenson & Company to act as its broker in connection with the SPA, Berenson’s fees will be paid by AQB from the transaction proceeds. The transaction closed on March 3, 2025, subject to various closing conditions.

The foregoing description of the material terms of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding the timing of the completion of the Sale and the use of the Sale proceeds. The forward-looking statements in this Current Report on Form 8-K are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about the Company. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Description
10.1*	Share Purchase Agreement, dated as of February 27, 2025, by and among AquaBounty Technologies, Inc. and Kelly Cove Salmon, Ltd.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

(*) Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)

Date: March 4, 2025	/s/ David A. Frank
David A. Frank
Interim Chief Executive Officer, Chief Financial Officer and Treasurer